UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 28, 2011

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

To the extent required to be reported pursuant to Item 2.02 of Form 8-K, the information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On September 28, 2011, Authentidate Holding Corp. (the “Registrant”) filed a Form 12b-25 notification for a 15-day extension for filing its Annual Report on Form 10-K for the fiscal year ended June 30, 2011. In its Form 12b-25, the Registrant reported the following financial information for its 2011 fiscal year. The results of operations for the Registrant’s 2011 fiscal year will reflect the sale of its subsidiary, Authentidate International AG, which was reported in the Registrant’s Form 10-Q for the quarter ended March 31, 2011. For the fiscal year ended June 30, 2011, the Registrant expects to report revenues from continuing operations of approximately $2,795,000 compared to revenues from continuing operations of approximately $2,419,000 for the fiscal year ended June 30, 2010. In its 2010 fiscal year, the Registrant reported revenues of $6,746,000, which included approximately $4,327,000 of revenues related to Authentidate International AG. Further, the Registrant expects to report a loss from continuing operations for the 2011 fiscal year of approximately $6,786,000, compared to a loss from continuing operations of $9,047,000 for the 2010 fiscal year. The Registrant expects to report a net loss for the fiscal year ended June 30, 2011 of approximately $12,555,000, compared to a net loss of $9,005,000 for the fiscal year ended June 30, 2010. The net loss for the 2011 fiscal year will include a loss from discontinued operations of approximately $5,769,000, including a non-cash loss on disposal of $5,405,000. In fiscal 2010, the Registrant reported income from discontinued operations of approximately $42,000. Since the Registrant has not completed its financial statements and other disclosures in the Form 10-K to be filed for the fiscal year ended June 30, 2011, and the audit of the financial statements has therefore not been completed, the financial information contained herein is subject to adjustment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	Chief Executive Officer

Date: September 30, 2011

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